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                                  EXHIBIT 23.1


              CONSENT OF PRICE WATERHOUSE, INDEPENDENT ACCOUNTANTS


       We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 1995, which appears on page 14 of the Annual Report to Shareholders which is incorporated by reference in Xicor, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 10 of such Annual Report on Form 10-K.

                                            PRICE WATERHOUSE LLP


San Jose, California
July 6, 1995